Arteris Announces Financial Results for the Second Quarter 2023 and Estimated Third Quarter and Full Year 2023 Guidance
CAMPBELL, Calif. - August 3, 2023 - Arteris, Inc. (Nasdaq: AIP), a leading provider of system IP which accelerates system-on-chip (SoC) creation, today announced financial results for the second quarter ended June 30, 2023 as well as estimated third quarter and full year 2023 guidance.

“In the second quarter we continued our momentum, with Annual Contract Value plus Trailing-Twelve-Month Royalties of $58.2 million, up 21% year-over-year when adjusted to exclude DJI and up 6% sequentially,” said K. Charles Janac, President and CEO of Arteris. “Also noteworthy in the second quarter, five of the top 10 largest technology companies engaged with Arteris, demonstrating the accelerating shift to commercial system IP products across a multitude of end markets including automotive, AI and data center applications. As the complexities of SoCs continues to increase, companies who historically utilized in-house solutions are increasingly looking to outsource system IP connectivity needs which we expect to benefit Arteris."
Second Quarter 2023 Financial Highlights:
•Annual Contract Value (ACV) and Trailing-twelve-month (TTM) royalties of $58.2 million, up 13% year-over-year
•Revenue of $14.7 million, exceeding the top end of our guidance
•Remaining performance obligation (RPO) of $65.1 million, up $7.8 million sequentially
•Operating loss of $8.7 million or 59% of revenue
•Non-GAAP operating loss of $4.2 million or 29% of revenue, compared to a loss of $1.9 million in the year-ago period
•Net loss of $9.2 million or $0.26 per share
•Non-GAAP net loss of $4.7 million or $0.13 per share
•Non-GAAP free cash flow of $(2.2) million or (15)% of revenue
Second Quarter 2023 Business Highlights:
•22 confirmed designs starts in the second quarter, including 12 that enable AI technologies;
•Added 12 Active Customers in the second quarter across key verticals, including Enterprise Computing, Automotive, Industrial, and Consumer Electronics;
•Closed deals with three of the top 10 global semiconductor companies which historically used internal System IP solutions;
•Continued success in the automotive industry with numerous deals in the space, including direct license deals with five OEMs, and a new automotive Tier 1 customer;
•BOS Semiconductor selected Arteris interconnect and SoC integration automation technology for use in its next-generation automotive chips; and
•Due to certain changes in deal structures and contract terms, we expect a significant majority of revenue contracts to be recognized ratably going forward.

Estimated Third Quarter and Full Year 2023 Guidance:

	Q3 2023	FY 2023
(in millions, except %)
ACV + TTM royalties	$57.0 - $61.0	$60.4 - $65.4
Revenue	$12.5 - $13.5	$54.0 - $56.0
Non-GAAP operating loss (%)	42.0% - 62.0%	34.5% - 49.5%
Free cash flow (%)	(35.6)% - (10.6)%	(20.5)% - (10.5)%
The guidance provided above are forward-looking statements and reflect Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today, August 3, 2023, to review its second quarter 2023 financial results and discuss its financial outlook.

Time:	4:30 PM ET
United States/Canada Toll Free:	1-888-886-7786
International Toll:	1-416-764-8658
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of system IP for the acceleration of system-on-chip (SoC) development across today’s electronic systems. Arteris network-on-chip (NoC) interconnect IP and SoC integration automation technology enable higher product performance with lower power consumption and faster time to market, delivering better SoC economics so its customers can focus on dreaming up what comes next. Learn more at arteris.com.
© 2004-2023 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.
Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the first quarter and full year 2023; our market opportunity and its potential growth; our position within the market and our ability to drive customer value; and our ability to make progress even in a challenging economic environment. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the Securities and Exchange Commission (SEC) on August 3, 2023. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended June 30, 2023 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc
Condensed Consolidated Statements of Loss
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Licensing, support and maintenance	$12,998	$14,033	$24,842	$24,608
Variable royalties and other	1,736	789	3,046	1,969
Total revenue	14,734	14,822	27,888	26,577
Cost of revenue	1,225	1,289	2,349	2,268
Gross profit	13,509	13,533	25,539	24,309
Operating expense:
Research and development	12,087	10,371	23,468	19,827
Sales and marketing	5,601	4,456	10,606	8,377
General and administrative	4,504	4,132	8,905	8,147
Total operating expenses	22,192	18,959	42,979	36,351
Loss from operations	(8,683)	(5,426)	(17,440)	(12,042)
Interest expense	(27)	(18)	(59)	(38)
Other income (expense), net	835	127	1,743	66
Loss before provision for income taxes and loss from equity method investment	(7,875)	(5,317)	(15,756)	(12,014)
Loss from equity method investment, net of tax	734	—	1,568	—
Provision for income taxes	556	351	851	474
Net loss	$(9,165)	$(5,668)	$(18,175)	$(12,488)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.18)	$(0.52)	$(0.39)
Weighted average shares used on computing per share amounts, basic and diluted	35,250,157	32,258,228	34,925,800	31,940,293

Arteris, Inc
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$26,334	$37,423
Short-term investments	28,640	30,728
Accounts receivable, net of allowance of $250 for both periods	9,582	7,143
Prepaid expenses and other current assets	5,856	5,818
Total current assets	70,412	81,112
Property and equipment, net	5,171	3,617
Long-term investments	5,838	4,427
Equity method investment	10,329	11,897
Operating lease right-of-use assets	1,859	1,883
Intangibles, net	4,192	4,575
Goodwill	4,178	4,218
Other assets	4,847	3,787
TOTAL ASSETS	$106,826	$115,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$210	$572
Accrued expenses and other current liabilities	10,825	12,095
Operating lease liabilities, current	709	899
Deferred revenue, current	30,413	28,839
Vendor financing arrangements, current	1,581	1,264
Total current liabilities	43,738	43,669
Deferred revenue, noncurrent	22,963	21,840
Operating lease liabilities, noncurrent	1,181	1,009
Vendor financing arrangements, noncurrent	1,348	448
Deferred income, noncurrent	9,405	9,993
Other liabilities	1,271	1,022
Total liabilities	79,906	77,981
Stockholders' equity:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized and no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 36,033,361 and 34,625,875 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	36	34
Additional paid-in capital	111,403	103,778
Accumulated other comprehensive income	34	101
Accumulated deficit	(84,553)	(66,378)
Total stockholders' equity	26,920	37,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,826	$115,516

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,175)	$(12,488)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,275	929
Stock-based compensation	7,267	5,693
Amortization of deferred income	(585)	—
Loss from equity method investment	1,568	—
Net accretion of discounts on available-for-sale securities	(497)	—
Gain on deconsolidation of subsidiary	—	(149)
Other, net	10	12
Changes in operating assets and liabilities:
Accounts receivable, net	(2,438)	9,168
Prepaid expenses and other assets	(710)	(2,232)
Accounts payable	(371)	(1)
Accrued expenses and other liabilities	16	(704)
Deferred revenue	2,696	(1,391)
Net cash used in operating activities	(9,944)	(1,163)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(735)	(205)
Purchases of available-for-sale securities	(19,544)	—
Proceeds from maturities of available-for-sale securities	20,650	—
Payments relating to investment in equity method investment	—	(520)
Net cash provided by (used in) investing activities	371	(725)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business combination	(1,000)	(1,573)
Principal payments under vendor financing arrangements	(488)	(407)
Proceeds from exercise of stock options	417	443
Payments to tax authorities for shares withheld from employees	(57)	(843)
Payments of deferred offering costs	—	(256)
Net cash used in financing activities	(1,128)	(2,636)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(10,701)	(4,524)
CASH. CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	37,423	85,825
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$26,722	$81,301

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit and Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs, amortization of acquired intangible assets and gain on extinguishment of debt.
We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We monitor ACV to measure our success and believe the increase in the number shows our progress in expanding our customers’ adoption of our solutions. ACV fluctuates due to a number of factors, including the timing, duration and dollar amount of customer contracts.
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and unbilled cancelable and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross profit	$13,509	$13,533	$25,539	$24,309
Stock-based compensation expense included in cost of revenue	122	260	205	356
Amortization of acquired intangible assets (1)	49	—	49	—
Non-GAAP gross profit	$13,680	$13,793	$25,793	$24,665
Gross margin	92%	91%	92%	91%
Non-GAAP gross margin	93%	93%	92%	93%

Research and development	$12,087	$10,371	$23,468	$19,827
Stock-based compensation expense	(2,485)	(1,493)	(3,914)	(2,637)
Amortization of acquired intangible assets (1)	(85)	(85)	(220)	(170)
Non-GAAP research and development	$9,517	$8,793	$19,334	$17,020

Sales and marketing	$5,601	$4,456	$10,606	$8,377
Stock-based compensation expense	(737)	(728)	(1,422)	(999)
Amortization of acquired intangible assets (1)	(57)	(35)	(114)	(69)
Non-GAAP sales and marketing	$4,807	$3,693	$9,070	$7,309

General and administrative	$4,504	$4,132	$8,905	$8,147
Stock-based compensation expense	(938)	(903)	(1,726)	(1,701)
Non-GAAP general and administrative	$3,566	$3,229	$7,179	$6,446

Loss from operations	$(8,683)	$(5,426)	$(17,440)	$(12,042)
Stock-based compensation expense	4,282	3,384	7,267	5,693
Amortization of acquired intangible assets (1)	191	120	383	239
Non-GAAP loss from operations	$(4,210)	$(1,922)	$(9,790)	$(6,110)

Net loss	$(9,165)	$(5,668)	$(18,175)	$(12,488)
Stock-based compensation expense	4,282	3,384	7,267	5,693
Amortization of acquired intangible assets (1)	191	120	383	239
Non-GAAP net loss (2)	$(4,692)	$(2,164)	$(10,525)	$(6,556)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.18)	$(0.52)	$(0.39)
Per share impacts of adjustments to net loss (3)	$0.13	$0.11	$0.22	$0.18
Non-GAAP EPS, basic and diluted	$(0.13)	$(0.07)	$(0.30)	$(0.21)

Weighted average shares used in computing per share amounts, basic and diluted	35,250,157	32,258,228	34,925,800	31,940,293
(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(3) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.

Free Cash Flow

	Six Months Ended June 30,
	2023	2022
	(in thousands)
Net cash used in operating activities	$(9,944)	$(1,163)
Less:
Purchases of property and equipment	(735)	(205)
Free cash flow	$(10,679)	$(1,368)
Net cash provided by (used in) investing activities	$371	$(725)
Net cash used in financing activities	$(1,128)	$(2,636)